UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2019

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2788 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95051 (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On March 30, 2019, Stephen C. Neal was appointed to the Board of Directors of NVIDIA Corporation (the “Board”).

In connection with his appointment to the Board, Mr. Neal was granted pursuant to our 2007 Amended and Restated Equity Incentive Plan (the “2007 Plan”): (a) an initial equity grant of 1,419 restricted stock units, vesting approximately semi-annually over three years commencing March 30, 2019, and (b) a pro-rated annual equity grant of 139 restricted stock units, vesting in full on May 15, 2019. Additionally, he was granted a pro-rated annual cash retainer of $10,890, payable on March 30, 2019. The 2007 Plan is filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-23985) filed with the Securities and Exchange Commission on May 21, 2018.

In addition, we have entered into an indemnity agreement with Mr. Neal in connection with his service as a member of the Board. The form of indemnity agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-23985) filed with the Securities and Exchange Commission on March 7, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: April 1, 2019	By: /s/ Rebecca Peters
Rebecca Peters
Vice President, Corporate Affairs and Assistant Secretary